Exhibit 10.9

Vernal Capital Acquisition Corp.

244 Fifth Avenue, Suite #1845

New York, NY 10001

April 17th, 2026

Vernal One Limited

Vistra Corporate Services Centre

Wickhams Cay II

Road Town, Tortola, VG1110, British Virgin Islands

Re: Amendment No. 1 to Administrative Support Agreement (“Amendment No.1”)

Ladies and Gentlemen:

Reference is made to that certain letter agreement by and between Vernal Capital Acquisition Corp. (the “Company”) and Vernal One Limited (“Sponsor”), dated August 13, 2025 (the “Agreement”). The Company and Sponsor hereby agree to amend the Agreement as follows:

(i)	Amendment to Monthly Fee. Section (i) of the Agreement is hereby amended by deleting the reference to “$10,000 per month” and replacing it with “$6,666.67 per month.” All other terms and conditions of Section (i) shall remain unchanged and in full force and effect.

(ii)	Full Force and Effect. Except as expressly amended hereby, all terms and conditions of the Agreement shall remain in full force and effect and are hereby ratified and confirmed. In the event of any conflict between this Amendment No. 1 and the Agreement, the terms of this Amendment No. 1 shall control.

(iii)	Miscellaneous. This Amendment No. 1 constitutes a written instrument executed by the parties hereto in accordance with the amendment provision of the Agreement. This Amendment No. 1 shall be governed by, construed in accordance with, and interpreted pursuant to the laws of the State of New York, without giving effect to its choice of law principles.

Very truly yours,

Vernal Capital Acquisition Corp.

By:	/s/ Du Jun
Name:	Du Jun
Title:	Director

AGREED TO AND ACCEPTED BY:

Vernal One Limited

By:	/s/ Du Jun
Name:	Du Jun
Title:	Director